Exhibit I

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148995) of Honeywell International Inc. of our report dated June 27, 2012 relating to the financial statements of the Honeywell Savings and Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 27, 2012

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